Exhibit 99.1

Rexall Sundown, Inc. and Subsidiaries
Consolidated Financial Statements
December 31, 2002 and 2001

             Report of Independent Certified Public Accountants


To the Supervisory Board of Royal Numico N.V.
and the Shareholder of Rexall Sundown, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholder's equity (deficit) and cash flows present fairly, in all material respects, the financial position of Rexall Sundown, Inc. and Subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended and for the seven months ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 and Note 10 to the consolidated financial statements, these financial statements have been prepared on a carve-out basis; accordingly, the financial position, results of operations and cash flows may not be indicative of what would have been reported if Rexall Sundown, Inc. had been a stand-alone entity for the periods presented. The Company's ultimate parent, Royal Numico N.V., has provided a letter of support indicating its intention to fund the Company's operating needs, if required.

As discussed in Note 5 to the consolidated financial statements, the Company changed its method of accounting for goodwill on January 1, 2002 as the result of the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."


/s/ PricewaterhouseCoopers LLP


West Palm Beach, Florida
March 6, 2003

Rexall Sundown, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------


                     Assets                                2002            2001
                                                       -----------     -----------

Current assets:
  Cash and cash equivalents                            $     9,039     $    75,564
  Trade accounts receivable, net of allowance
   for doubtful accounts of $3,176 and $616,
   respectively                                             47,665          55,953
  Inventory, net                                            72,314          94,427
  Deferred income taxes                                     35,417          36,144
  Due from affiliates                                       65,430          80,963
  Prepaid expenses and other current assets                  8,473           5,815
                                                       -----------     -----------
    Total current assets                                   238,338         348,866

Property, plant and equipment, net                          70,855          76,568
Goodwill and intangibles assets, net                        65,952         860,761
Other assets                                                 9,026           2,940
                                                       -----------     -----------

    Total assets                                       $   384,171     $ 1,289,135
                                                       ===========     ===========

      Liabilities and Shareholder's Deficit

Current liabilities:
  Accounts payable                                     $     9,808     $     8,506
  Accrued expenses and other current liabilities            54,749          70,101
  Due to affiliates                                        122,332          59,959
  Notes payable                                          1,334,357       1,363,250
                                                       -----------     -----------
    Total current liabilities                            1,521,246       1,501,816
                                                       -----------     -----------

Deferred tax liabilities                                    28,705          39,972
Other liabilities                                            5,193          10,000
                                                       -----------     -----------
    Total liabilities                                    1,555,144       1,551,788
                                                       -----------     -----------

Commitments and contingencies

Shareholder's deficit:
  Common stock: (authorized, issued and
   outstanding 1000 shares at December 31, 2002
   and 2001; $0.01 par value)
  Paid in capital                                          433,894         433,894
  Loans to employees                                        (2,128)         (8,144)
  Accumulated deficit                                   (1,602,739)       (688,403)
                                                       -----------     -----------
    Total shareholder's deficit                         (1,170,973)       (262,653)
                                                       -----------     -----------

      Total liabilities and shareholder's deficit      $   384,171     $ 1,289,135
                                                       ===========     ===========

The accompanying notes are an integral part of these consolidated financial statements.

Rexall Sundown, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Years Ended December 31, 2002 and 2001
and the Seven Months Ended December 31, 2000
(Amounts in thousands, except share data)
---------------------------------------------------------------------------


                                                     2002            2001            2000
                                                 ------------    ------------    ------------

Net sales
  Third party                                     $ 412,814       $ 518,199       $ 327,429
  Affiliates                                         42,314          44,283          23,312
                                                  ---------       ---------       ---------
Net sales                                           455,128         562,482         350,741
Cost of sales                                       319,376         397,676         207,807
                                                  ---------       ---------       ---------
  Gross profit                                      135,752         164,806         142,934
Operating expenses
  Selling, general and administrative               168,846         270,786         152,414
  Impairment of goodwill and other intangibles       59,040         732,012               -
                                                  ---------       ---------       ---------
  Operating loss                                    (92,134)       (837,992)         (9,480)
Other income (expense):
  Interest income                                     1,331             713             990
  Interest expense                                 (109,965)       (110,571)        (62,407)
  Other expense                                        (339)           (210)           (277)
                                                  ---------       ---------       ---------
Loss before income tax benefit                     (201,107)       (948,060)        (71,174)
Income tax benefit                                  (18,752)       (321,099)         (9,732)
                                                  ---------       ---------       ---------

Net loss before the cumulative effect
 of accounting change                              (182,355)       (626,961)        (61,442)

Cumulative effect of accounting change             (731,981)              -               -
                                                  ---------       ---------       ---------

Net loss                                          $(914,336)      $(626,961)      $ (61,442)
                                                  =========       =========       =========

The accompanying notes are an integral part of these consolidated financial statements.

Rexall Sundown, Inc. and Subsidiaries
Consolidated Statements of Shareholder's Equity / (Deficit)
For the Years Ended December 31, 2002 and 2001
and the Seven Months Ended December 31, 2000
(Amounts in thousands, except share data)
---------------------------------------------------------------------------


                                 Number                                                         Shareholder's
                                of shares    Common    Paid in     Loans to     Accumulated        equity /
                                 issued       stock    capital     employees      deficit         (deficit)
                                ---------    ------    -------     ---------    -----------     -------------

Balance at June 1, 2000           1,000      $   -     $391,883    $      -     $         -      $   391,883
  Net loss                                       -            -           -         (61,442)         (61,442)
  Loans to employees                             -            -     (13,354)              -          (13,354)
  Capital contribution                           -       41,546           -               -           41,546
  Stock options                                  -          465           -               -              465
                                  -----      -----     --------    --------     -----------      -----------
Balance at December 31, 2000      1,000          -      433,894     (13,354)        (61,442)         359,098
  Net loss                                       -            -           -        (626,961)        (626,961)
  Loans to employees                             -            -       5,210               -            5,210
                                  -----      -----     --------    --------     -----------      -----------
Balance at December 31, 2001      1,000          -      433,894      (8,144)       (688,403)        (262,653)
  Net loss                                       -            -           -        (914,336)        (914,336)
  Loans to employees                             -            -       6,016               -            6,016
                                  -----      -----     --------    --------     -----------      -----------
Balance at December 31, 2002      1,000      $   -     $433,894    $ (2,128)    $(1,602,739)     $(1,170,973)
                                  =====      =====     ========    ========     ===========      ===========

The accompanying notes are an integral part of these consolidated financial statements.

Rexall Sundown, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2002 and 2001
and the Seven Months Ended December 31, 2000
(Amounts in thousands, except share data)
---------------------------------------------------------------------------


                                                              2002            2001            2000
                                                          ------------    ------------    ------------

Cash flows used in operating activities:
  Net loss                                                $(914,336)      $(626,961)       $(61,442)
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities
    Depreciation                                             11,355          10,618           6,864
    Amortization                                              3,788          97,291          56,875
    Impairment of goodwill and other intangibles            791,021         732,012               -
    Employee loans                                            6,016           5,210         (13,354)
    Deferred income taxes                                   (10,540)       (376,110)          9,303
    Changes in assets and liabilities:
      Trade accounts receivable                               8,288          32,420         (26,562)
      Inventory                                              22,113          12,370         (20,791)
      Prepaid expenses and other current assets              (2,658)         10,924           1,567
      Other assets                                           (6,086)         (1,030)           (159)
      Accounts payable                                        1,302         (51,541)         25,794
      Accrued expenses and other current liabilities        (15,352)         76,937         (28,514)
      Due from / to affiliates                               77,906         (37,649)         13,430
      Other liabilities                                      (4,807)          6,858           3,142
                                                          ---------       ---------        --------
Net cash used in operating activities                       (31,990)       (108,651)        (33,847)
                                                          ---------       ---------        --------

Cash flows (used in) provided by investing activities:
  Disposals of property, plant and equipment                  1,808             304               -
  Acquisition of property, plant and equipment               (7,450)         (7,504)         (8,961)
  Sale of trademarks                                              -         201,000               -
                                                          ---------       ---------        --------
Net cash (used in) provided by investing activities          (5,642)        193,800          (8,961)
                                                          ---------       ---------        --------

Cash flows (used in) provided by financing activities:
  Principal payments on notes payable                       (28,893)        (12,250)              -
  Capital contribution from Parent                                -               -          41,546
                                                          ---------       ---------        --------
Net cash (used in) provided by financing activities         (28,893)        (12,250)         41,546
                                                          ---------       ---------        --------
Net (decrease) increase in cash and cash equivalents        (66,525)         72,898          (1,262)
Cash and cash equivalents, beginning of year                 75,564           2,666           3,928
                                                          ---------       ---------        --------

Cash and cash equivalents, end of year                    $   9,039       $  75,564        $  2,666
                                                          =========       =========        ========

Supplemental disclosures of cash flow information:
  Cash (paid) received during the year for
  Interest                                                $(108,634)      $(109,858)       $(61,417)
                                                          =========       =========        ========
  Income taxes                                            $ (18,746)      $  45,677        $ (6,700)
                                                          =========       =========        ========

The accompanying notes are an integral part of these consolidated financial statements.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

1.    Description of Business and Basis of Presentation

      Rexall Sundown, Inc. ("Rexall" or the "Company") develops, manufactures, markets and sells vitamins, nutritional supplements and consumer health products. In June 2000, Rexall was acquired by Nutricia USA, Inc. ("Nutricia" now known Numico USA Inc.), an indirect wholly-owned subsidiary of Royal Numico N.V. ("Numico"), a Dutch public company. Rexall has not reported its results on a separate basis since acquisition.

      The consolidated financial statements of the Company for the periods presented have been prepared by management on a carve-out basis and reflect the consolidated financial position, results of operations and cash flows of Rexall in accordance with accounting principles generally accepted in the United States of America. Certain amounts in the financial statements have been estimated, allocated and pushed down from Nutricia or Numico in a consistent manner in order to depict the financial position, results of operations and cash flows of Rexall on a stand-alone basis. Additionally, Rexall conducts significant business with members of the Numico consolidated group. These transactions have been included as historically recorded or incurred and, therefore, may not necessarily be indicative of the revenues and expenses that the Company would have incurred had it operated as an independent, stand-alone entity. Accordingly, the financial position, results of operations and cash flows may not be indicative of what would have been reported if Rexall had been a stand-alone entity for the periods presented. See Note 14, for further discussion regarding the allocation of Nutricia or Numico parent company costs and the Company's transactions with affiliated entities.

2.    Summary of Significant Accounting Policies

      Principles of Consolidation

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

      Inventory

      Inventories are stated at the lower of cost (first-in, first-out basis) or market.

      Property, Plant and Equipment

      Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is charged to expense over the estimated useful lives of the assets and is computed on a straight-line basis. Estimated useful lives are 25 to 33 years for buildings and improvements, five to ten years for machinery and equipment and three to five years for furniture and fixtures. Leasehold improvements are depreciated over the shorter of the estimated useful life or the term of the respective lease. Maintenance and repairs are charged to expense when incurred and betterments are capitalized. Upon retirement or sale, the cost and accumulated depreciation are eliminated from the accounts and the gain or loss, if any, is included in the determination of net income as a component of other income (expense). The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

2.    Summary of Significant Accounting Policies, continued

      Goodwill and Intangible Assets

      Goodwill represents the excess of purchase price over the fair value of identifiable net assets of companies acquired. The Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Intangible Assets" as of January 1, 2002. This statement requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually. Prior to fiscal 2002, goodwill was amortized over 20 years. Other definite lived intangibles comprised of retailer relationships and trademarks and trade names are amortized on a straight-line basis over 20 years. The Company reviews definite lived intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable.

      Cash and Cash Equivalents

      The Company considers all highly liquid investments purchased with a maturity of three months or less at the date of purchase to be cash equivalents. See Note 14 for details of cash on deposit with related parties.

      Income Taxes

      The Company utilizes the liability method of accounting for deferred income taxes. This method requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are also established for the future tax benefits of loss and credit carryovers. The liability method of accounting for deferred income taxes requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

      Revenue Recognition

      The Company recognizes revenue upon shipment, and such revenue is recorded net of estimated sales returns, discounts and allowances.

      Prepaid Customer Allowances

      Incentives associated with acquiring sales agreements with certain customers and based upon the customer's completion of a specified cumulative level of sales transactions are amortized over a term relevant to the agreements. These costs, which include the cost of inventory provided at no charge and other allowances, are included in other assets (both current and non-current). The amortization of these costs is recorded as a reduction of sales. In the consolidated balance sheets current prepaid allowances of $4,655 and $2,058 are included in prepaid expenses and other current assets and non-current prepaid allowances of $5,577 and $2,297 are included in other assets as at December 31, 2002 and 2001, respectively.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

2.    Summary of Significant Accounting Policies, continued

      Advertising Expense

      Advertising costs which include the development and production of advertising materials and the use of this material in various forms of media, are expensed in the period in which the costs are incurred, which is typically the same period the advertising first takes place. Advertising expense is included in selling, general and administrative expenses in the consolidated statements of operations and was $34,381, $32,895 and $16,175 in the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, respectively.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include management's forecast of future cash flows used as a basis to assess recoverability of long-lived assets, including intangible assets. In addition, the Company provides for inventory obsolescence and estimated bad debts on accounts receivable based on historical experience and periodic reviews of the related assets.

      The Company's policy is generally to give customers the right to return products. Based on historical returns and any changes in its catalog, management provides for estimated net returns at the time of sale.

      Management periodically reviews its significant accounting estimates and it is reasonably possible that the recorded amount may change based on actual results and other factors.

      Foreign Currency Transactions

      The majority of the Company's transactions are settled in United States dollars. Gains or losses resulting from transactions denominated in other currencies and remeasurements of other currencies are recognized in income currently. The Company is subject to exposure from fluctuations in foreign currencies as the result of transactions with affiliated entities denominated in currencies other than the United States dollar. To manage this exposure, Rexall, during 2002, entered into foreign exchange forward contracts in which Numico Financial Services S.A. was the counterparty. No contracts remained outstanding at December 31, 2002. The Company has not designated these instruments as hedges and, accordingly, records the fair value of these instruments as an asset or liability in its consolidated balance sheets and the mark-to-market effect as other income/expense in its consolidated statements of operations. For the year ended December 31, 2002, $153 related to these contracts is recorded as other income in the accompanying consolidated statements of operations.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

2.    Summary of Significant Accounting Policies, continued

      Fair Value of Financial Instruments

      The carrying value of the Company's financial instruments, including cash, accounts receivable, accounts payable, accrued expenses and other short and long-term obligations, approximate their fair value.

      Stock Compensation

      Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," is applicable to the separate financial statements of a consolidated subsidiary when an award based upon the parent company's stock is granted to an employee of the subsidiary. The Company accounts for stock-based compensation using the intrinsic value method prescribed by APB No. 25 and related Interpretations, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-based Compensation. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the quoted market price of the stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost for stock appreciation rights is recorded based on the quoted market price of the stock at the end of the period.

      Research and Development

      The Company expenses research and development as incurred. Research and development expense in the consolidated statements of operations was $3,657, $6,317 and $3,320 for the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, respectively. These amounts include charges from affiliates. See Note 14.

      Accounting Pronouncements

      In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also specifies criteria that must be met in order for intangible assets acquired in a purchase method business combination to be recognized and reported apart from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives and also reviewed for impairment. SFAS Nos. 141 and 142 were fully adopted by the Company on January 1, 2002. See Note 5.

      On December 31, 2001, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which requires the measurement and recognition of the impairment of (i) long-lived assets to be held and used and (ii) long-lived assets to be held for sale. See Note 5.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

2.    Summary of Significant Accounting Policies, continued

      In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The Company will adopt the accounting requirements of SFAS No. 146 in 2003 and does not anticipate the effects to the financial statements to be material.

      In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of SFAS 123," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Statement amends the requirements of SFAS No. 123 requiring prominent disclosures in annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company continues to use the intrinsic value method and, as a result, the adoption of SFAS No. 148 did not have a material effect on the Company's results of operations or its financial position.

      On November 25, 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 clarifies the requirements of FASB Statement No. 5, "Accounting for Contingencies," relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. See Note 13.

3.    Inventory

      The components of inventory are as follows:


                                                      December 31,
                                                  ---------------------
                                                    2002         2001
                                                  --------     --------

      Raw materials, bulk tablets and capsules    $ 42,779     $ 55,163
      Work in process                                  976        3,124
      Finished products                             51,583       66,671

      Inventory provision                          (23,024)     (30,531)
                                                  --------     --------
        Total inventory                           $ 72,314     $ 94,427
                                                  ========     ========

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

4.    Property, Plant and Equipment

      Property, plant and equipment is comprised of the following:


                                                             December 31,
                                                        ---------------------
                                                           2002         2001
                                                        --------     --------

      Land                                              $ 10,186     $ 10,186
      Building and improvements                           33,536       33,814
      Machinery and equipment                             49,793       44,438
      Leasehold improvements                               2,401        2,317
      Furniture and fixtures                               3,776        3,295
                                                        --------     --------
                                                          99,692       94,050

      Less accumulated depreciation and amortization     (28,837)     (17,482)
                                                        --------     --------
        Property, plant and equipment, net              $ 70,855     $ 76,568
                                                        ========     ========

      Depreciation expense was $11,355, $10,618 and $6,864 for the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, respectively.

5.    Goodwill and Intangible Assets

      Upon adoption of SFAS No. 142 on January 1, 2002, the Company ceased to amortize goodwill; goodwill amortization was $42,841 and $25,112 for the year ended December 31, 2001 and for the seven months ended December 31, 2000, respectively. Under SFAS No. 142, goodwill impairment is deemed to exist if the net book value of a reporting unit exceeds its estimated fair value as determined using a discounted cash flow methodology. This methodology differs from the Company's previous policy, in accordance with accounting standards existing at that time, of using undiscounted cash flows to determine recoverability. Upon adoption of SFAS No. 142 on January 1, 2002, the Company recorded a one-time, non-cash charge of approximately $731,981 to reduce the carrying value of the Company's goodwill. This charge is not related to the Company's operations and is reflected as a cumulative effect of a change in accounting principle in the accompanying consolidated statements of operations.

      At December 31, 2002, given continued declines in operating performance during 2002 and revised cash flow projections, the Company completed an additional impairment analysis and recognized an additional impairment loss of $36,184.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

5.    Goodwill and Intangible Assets, continued

      Intangible assets are comprised of the following:


                                            December 31,
                                       ---------------------
                                         2002         2001
                                       --------     --------

      Amortized intangible assets
        Retailer relationships         $ 54,994     $ 77,850
        Trademarks and trade names           -            -
                                       --------     --------
                                         54,994       77,850

      Less accumulated amortization     (11,864)      (8,075)
                                       --------     --------
        Intangible assets, net         $ 43,130     $ 69,775
                                       ========     ========

      Amortization expense related to retailer relationships and trademark and trade names was $3,788, $54,450, and $31,763 for the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, respectively.

      At December 31, 2001, as required by Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and by SFAS No. 144, the Company reviewed its long-lived assets and its identifiable intangible assets for impairment. Based upon a lower than expected operating performance and revised projections based upon overall declines in the herb and supplement category, the Company recognized an impairment loss of $707,862 and $24,150 related to trademarks and trade names and retailer relationships, respectively. Immediately following its impairment analysis, the Company sold the trademarks and trade names to an affiliated entity at its book value of $201,000, which approximated fair value. See
      Note 14.

      At December 31, 2002 based on further declines in operating performance, and in accordance with SFAS No. 121 and SFAS No. 144, the Company recognized an additional impairment loss of $22,856 related to retailer relationships.

6.    Retention and Severance

      At acquisition, to assist in ensuring executive continuity, Numico instituted a management retention program providing for payments over a two or three-year period. Amounts related to this program of $827, $2,789 and $9,170 for the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, respectively, are included in selling, general and administrative costs in the consolidated statements of operations. At December 31, 2002 and 2001, the Company had current liabilities associated with this program of $263 and $744, respectively, and remaining 2003 payments of $450.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

6.    Retention and Severance, continued

      Subsequent to its June 2000 acquisition by Numico and primarily due to the contraction of its business, the Company reduced its workforce by 22 and 72 in 2002 and 2001, respectively. The Company recorded a liability for the amounts owed to the terminated employees under the relevant severance agreements at the time of the employees' termination. Severance related to these terminations of $1,852 and $1,885 is included in selling, general and administrative costs in the accompanying consolidated statements of operations for the years ended December 31, 2002 and 2001, respectively. At December 31, 2002 and 2001 the Company had current liabilities of $558 and $508, respectively, related to remaining severance payments.

7.    Lease Obligations

      The Company leases certain equipment, automobiles and warehouse and distribution facilities under non-cancelable operating leases. The leases provide for monthly payments over terms of one to five years and certain of the leases provide for renewal options. Total rent expense on all operating leases amounted to approximately $3,783, $4,474 and $2,000 for the years ended December 31, 2002, 2001 and the seven months ended December 31, 2000, respectively.

      The future minimum lease payments under non-cancelable operating leases at December 31, 2002 are as follows:


        Fiscal Year

           2003                         $2,476
           2004                          1,828
           2005                          1,031
           2006                             83
           2007                              -
                                        ------
                                        $5,418
                                        ======

8.    Benefit Plans

      The Company offers a 401(k) employee benefit plan (the "Plan"), which provides for voluntary contributions by employees of up to 20% of their base compensation (as defined in the Plan), subject to a maximum annual contribution. The Company makes a discretionary matching contribution determined on an annual basis. The Company contributed approximately $917, $1,067 and $545 for the years ended December 31, 2002, 2001 and the seven month period ended December 31, 2000, respectively.

9.    Sales to a Major Customer, Major Products and Concentration of Credit
      Risk

      The Company had sales to a national retailer that represented approximately 13%, 16% and 19% of net sales for the years ending December 31, 2002 and 2001 and the seven-month period ended December 31, 2000, respectively. Additionally, the Company had sales to an affiliate of such national retailer that represented approximately 14%, 13% and 11% of net sales for the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, respectively.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

9. Sales to a Major Customer, Major Products and Concentration of Credit Risk, continued

      The Company sells products to a large number of customers, which are primarily in the United States. The Company continuously evaluates the credit worthiness of each customer's financial condition and generally does not require collateral.

      For the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, net sales of the Company's Osteo-Bi-Flex(R) brand of nutritional supplements were approximately 16%, 16% and 21% of the Company's net sales, respectively, which include sales to the national retailer referenced above. For the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, net sales of the Company's Metab-O-Lite brand, a diet and energy supplement, were approximately 6%, 9% and 8% of the Company's net sales, respectively, which include sales to the national retailer referenced above.

      Financial instruments that potentially subject the Company to concentration of credit risk are cash and trade accounts receivable.

10.   Notes Payable

      The composition of notes payable is as follows:


                                                               December 31,
                                                        ------------------------
                                                           2002          2001
                                                        ----------    ----------

      Term notes                                        $1,332,357    $1,361,250
        Interest (8.0%) payable semi-annually in
        arrears on June 30 and December 31
        each year. Principal payable in installments
        on December 31 of each year, maturing
        June 30, 2010.
      Other                                                  2,000         2,000
                                                        ----------    ----------
                                                        $1,334,357    $1,363,250
                                                        ==========    ==========

      In connection with, and to fund the Company's acquisition by Numico, the Company's immediate parent, Nutricia USA, Inc., entered into a loan agreement with another affiliate, Nutricia International B.V. ("the lender"). The loan agreement provides that the lender make available to the borrower a term loan in a principal amount totaling $1,375,000.

      The Company is not party to the loan agreement, its assets do not act as collateral and it is not a guarantor. The Company has, however, made both principal and interest payments related to the debt and its immediate parent, Nutricia, is a holding company with no apparent sources of cash. Accordingly, the debt has been pushed down to the Company and is considered a current obligation, as the Company has no specific repayment schedule.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

10.   Notes Payable, continued

      The loan agreement contains both affirmative and negative covenants related to Nutricia as the borrower requiring, among other items, minimum net worth and a maximum leverage ratio. Nutricia has not been in compliance with these covenants. Additionally, Nutricia has failed to make a portion of the principal payments as scheduled thus creating an event of default under the terms of the agreement. The lender has provided waivers for all events of default, has not required any acceleration of payment obligations and has waived all covenant requirements for the remaining term of the loan agreement. Additionally, the Company's ultimate parent, Numico, has provided a letter of support indicating its intention to fund the Company's operating needs if required.

11.   Income Taxes

      The Company is part of a consolidated tax filing group with Nutricia for purposes of its United States income tax return. For state income tax purposes, the Company files on both a consolidated and separate return basis in the states in which they do business.

      The following reflects the actual income tax provision (benefits) the Company incurred for the fiscal years ended December 31, 2002 and 2001 and the seven month period ended December 31, 2000:


                          2002          2001        2000
                        --------     ---------    --------

      Current:
        Federal         $ (6,468)    $  22,423    $  7,523
        State             (1,744)        4,799          (6)
                        --------     ---------    --------
                        $ (8,212)    $  27,222    $  7,517
                        --------     ---------    --------

      Deferred:
        Federal         $ (9,094)    $(284,979)   $(14,202)
        State             (1,446)      (63,332)     (3,047)
                        --------     ---------    --------
                        $(10,540)    $(348,311)   $(17,249)
                        --------     ---------    --------

      Total:            $(18,752)    $(321,089)   $ (9,732)
                        ========     =========    ========

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

11.   Income Taxes, continued

      The following table summarizes the differences between the Company's effective tax rate for financial statement purposes and the Federal statutory rate as of December 31, 2002 and 2001:


                                          2002          2001         2000
                                       ---------     ---------     --------

      Tax at statutory rates           $(317,249)    $(331,821)    $(24,162)
      State taxes, net of federal
       income taxes                      (30,127)      (34,403)      (2,429)
      Other                                1,990         1,011        7,656
      Change in valuation allowance       42,350        28,139            -
      Goodwill                           284,284        15,985        9,203
                                       ---------     ---------     --------
      Total provision                  $ (18,752)    $(321,089)    $ (9,732)
                                       =========     =========     ========

      The valuation allowance relates to tax assets associated with the carryforward of interest on related party debt as the Company believes that future taxable income will not be sufficient to utilize those carryforwards. At December 31, 2002 and 2001, the valuation allowance was $70,489 and $28,139, respectively.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

11.   Income Taxes, continued

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. Significant components of the Company's net deferred income taxes at December 31, 2002 and 2001 are as follows:


                                                      December 31,
                                                ---------------------
                                                  2002         2001
                                                --------     --------

      Deferred tax assets:
        Current:
          Inventory                             $ 11,934     $ 16,495
          Other accruals                           8,040       10,215
          Accrued litigation                       7,531        1,008
          Accrued returns and credit memos         3,962        7,932
          Charitable contributions                 2,695            -
          Accounts receivable reserves             1,255          494
                                                --------     --------
        Total current assets:                     35,417       36,144
                                                --------     --------

        Non-current:
          Interest limitation                     70,489       28,139
                                                --------     --------
            Total non-current assets:             70,489       28,139
                                                --------     --------

      Total deferred tax assets:                 105,906       64,283
                                                --------     --------

      Deferred tax liabilities:
        Current:
          Other accruals                            (421)      (1,620)
                                                --------     --------
            Total current liabilities:              (421)      (1,620)
                                                --------     --------

        Non-current:
          Property, plant, equipment
           and other intangibles                 (28,284)     (38,352)
                                                --------     --------
      Total deferred tax liabilities:            (28,705)     (39,972)
                                                --------     --------

      Net deferred tax asset:                     77,201       24,311

      Less: valuation allowance                  (70,489)     (28,139)
                                                --------     --------
      Net deferred tax asset:                   $  6,712     $ (3,828)
                                                ========     ========

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

12.   Shareholder's (Deficit) Equity

      Common Stock

      In connection with its acquisition by Numico in June 2000, the Company issued 1,000 shares of new Common Stock (par value $0.01) to its immediate parent, Nutricia, all of which are outstanding at December 31, 2002.

      Stock Options

      On June 5, 2000, the Executive Board of Numico, under approval of the Supervisory Board, granted key employees of the Company options to purchase Numico stock under the Numico 2000 Share Option Plan. These options were granted at the average of the closing sales price of the Numico Depositary Receipts for the 15 trading days ending June 5,
      2000 as reported on the Amsterdam Stock Exchange. The difference between the exercise price of the option and the fair market value of Numico's Depositary Receipts on the date of the option grant, is expensed ratably over the option vesting period. These amounts were insignificant for the years ended December 31, 2002 and 2001 and for the seven months ended December 31, 2000. Options expire not later than five years after the date of grant and become exercisable in full three years after the date of grant.

      Stock option activity and information about stock options outstanding are summarized as follows:


                                       2002                   2001                   2000
                                -------------------    -------------------    -------------------
                                           Weighted               Weighted               Weighted
                                            Average                Average                Average
                                           Exercise               Exercise               Exercise
                                Amount      Price      Amount      Price      Amount      Price
                                ------     --------    ------     --------    ------     --------

      Options outstanding at
       beginning of period      272,500     $43.48     365,500     $43.48     365,500     $43.48
        Exercised                     -          -           -          -           -          -
        Cancelled               (84,500)               (93,000)
        Granted                       -          -           -          -           -          -
                                -------     ------     -------     ------     -------     ------
      Options outstanding,
       end of year              188,000                272,500                365,500
                                =======     ======     =======     ======     =======     ======

      Options exercisable,
       end of year                    -                      -                      -
                                =======     ======     =======     ======     =======     ======

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

12.   Shareholder's Equity, continued

      The Company uses the intrinsic value method of accounting for stock-based compensation. Had the fair value based method been used to account for such compensation, compensation costs would have reduced net income by $1,148, $1,148 and $670, respectively. No options were granted during 2002 or 2001. The weighted-average fair value of options granted during 2000 was $5,742. Fair value information for stock options was estimated using the Black-Scholes option-pricing model based on the following weighted average assumptions:


                                    2002       2001       2000
                                   -------    -------    -------

      Dividend yield                 1.37%      2.01%      1.75%
      Expected stock volatility     42.06%     38.39%     33.25%
      Risk free interest rate        2.78%      4.38%      4.99%
      Expected option life         5 years    5 years    5 years

      Stock Appreciation Rights

      Numico has granted stock appreciation rights to employees that provide for a payment in cash or stock equal to the excess of the fair value of a common share, when the right is exercised, over its grant price. The Company granted 232,500 and 333,000 stock appreciation rights to certain key employees under the 2001-2006 and the 2002-2007 Stock Appreciation Rights Agreements, respectively. Stock appreciation rights expire not later than five years after the date of grant and become exercisable in full three years after the date of grant. As the grant price of the stock appreciation rights was greater than the fair value at the date of grant and for each subsequent reporting period, no compensation expense has been recognized for the years ended December 31, 2002 and 2001 and for the seven months ended December 31, 2000.

      Management Stock Purchase Plan

      On June 5, 2000, to encourage key employees of the Company to own shares of Numico stock and in accordance with the 2000 Management Stock Purchase Plan ("MSPP"), options to purchase Numico shares in an amount up to 200% of the participant's base salary were granted. These options were exercisable until October 27, 2000; 180,560 options were exercised. Upon exercise, Numico extended a recourse loan to the participant, with an annual interest rate of 6.2%, to match on a two-for-one basis the participant's investment, resulting in the issuance of an additional 361,120 shares and participant loans of $13,800. Numico will forgive 50% of the loan balance if the participant remains in the Company's employ through June 5, 2003 or if the employee is terminated under certain conditions as specified by the MSPP, and will forgive 50% of the loan balance if certain performance goals are met. Compensation expense related to the MSPP of $6,016, $5,210 and $911 for the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, respectively, has been included in the accompanying consolidated statements of operations. The loans to participants are included as a reduction of shareholder's equity in the accompanying consolidated balance sheets.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

13.   Commitments and Contingencies

      Cellasene Litigations

      In August of 2000, an action was commenced in the United States District Court for the Southern District of Florida (Case No. 00-
      7016) by the Federal Trade Commission against the Company seeking injunctive relief and restitution for violations of the FTC Act, relating to the labeling and marketing claims made for the Company's Cellasene product. At or around the same time, several class action complaints were also filed against the Company for the same activity alleging violations of various state unfair business and deceptive trade practices acts. The state court actions have now been consolidated into two proceedings, one in the Circuit Court of Palm Beach County, Florida and one in the Superior Court of Los Angeles County, California. On August 9, 2002, the District Attorney for San Bernardino filed a civil action against the Company in the Superior Court of San Bernardino County, California, alleging similar violations of California Civil Code Section 17200 relating to the marketing of Cellasene. The parties have entered into a global settlement agreement, which requires approval from the Federal Trade Commission and the various state courts. It is anticipated that the settlement will be approved and culminate in the Summer of 2003. Based upon the terms of this settlement agreement, the Company recorded a $12,000 charge in 2002.

      Low Carb Bar Litigations

      In September 2001, a putative consumer fraud class action was commenced in the Circuit Court of Jefferson County, Alabama alleging misleading labeling on the Company's low carbohydrate bar products. Counsel have recently commenced three additional, and virtually identical, lawsuits in the Circuit Court of Palm Beach County, Florida, the District Court of Sequoyah County, Oklahoma, and the Circuit Court of Polaski County, Arkansas. Although the Company will vigorously defend against these actions, there can be no assurance that they will ultimately prevail in their defense.

      In January 2002, a putative class action was filed in the Superior Court of San Francisco County, California individually and on behalf of all California consumers who purchased low carbohydrate food bar products. The Complaint seeks restitution and injunctive relief for an alleged violation of California Civil Code Sections 17200 and 17500 for unfair business practices relative to the marketing and
      sale of such products.   Although the Company will vigorously defend
      against this action, there can be no assurance that they will ultimately prevail in their defense.

      In August 2002, two private attorney general actions were filed in the Superior Court of San Francisco County on behalf of all California consumers who purchased the Company's low carbohydrate food bar products and other food bar products that contain Vitamin D3. The Complaints seek restitution and injunctive relief for an alleged violation of California Civil Code Sections 17200 and 17500 for unfair business practices relative to the marketing and sale of such products. Although the Company will vigorously defend against these actions, there can be no assurance that they will ultimately prevail in their defense.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

13.   Commitments and Contingencies, continued

      Calcium 900 and Calcium 1200 Litigations

      In November 1998, a putative nationwide class action was filed in the Superior Court of Camden County, New Jersey (Case No. 8625-98) to recover damages for an alleged violation of the New Jersey Consumer Fraud Act on the grounds that the labeling of Sundown Vitamins Calcium '900' and Calcium 1200 products were allegedly misleading. The trial court denied nationwide class certification, but certified a limited class of New Jersey residents. After trial by jury, a judgment in favor of the plaintiff (valued at approximately $1,000) was entered. The Company has appealed the judgment, which appeal is pending. Although the Company will vigorously prosecute its appeal and defend against this action, there can be no assurance that they will ultimately prevail in their defense. In connection with the judgment, the Company has recorded $1,000 charge in 2002 and has posted a bond guaranteeing payment to the plaintiffs if the appeals process is unsuccessful.

      In December 1998, a virtually identical putative nationwide class action was filed in Circuit Court of Palm Beach County, Florida. The complaint seeks to recover damages for an alleged violation of the Florida Deceptive and Unfair Trade Practices Act on the grounds that the labeling of Sundown Vitamins Calcium '900' and Calcium 1200 products were allegedly misleading. The trial court entered an order denying Plaintiff's motion for class certification, which order was affirmed on appeal by the Fourth District Court of Appeals. Although the Company will vigorously defend against this action, there can be no assurance that they will ultimately prevail in their defense.

      Metabolife Litigation

      In June of 2002, a complaint was filed in the United States District Court, Southern District of California, by Metabolife International, Inc. seeking damages for alleged trademark infringement and false advertising arising out of the labeling of the Company's Metab-O-LITE product. The Court denied the Company's motion for summary judgment and granted in part Plaintiff's cross-motion for summary judgment as to certain defenses. Discovery has not yet commenced and no trial date or pre-trial deadlines have been established. Although the Company will vigorously prosecute its appeal and defend against this action, there can be no assurance that they will ultimately prevail in their defense.

      Bariatrix Litigation

      In February 2003, a complaint was filed in the United States District Court, District of Vermont, by Bariatrix Products International, Inc. seeking damages for alleged patent infringement arising out of the sale and distribution of the Company's high-protein low carbohydrate food bars. A responsive pleading has not yet been filed by the Company. The Company intends to tender its defense of this action to its third-party contract bar manufacturers. Although the Company will vigorously prosecute its appeal and defend against this action, there can be no assurance that they will ultimately prevail in their defense.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

13.   Commitments and Contingencies, continued

      Other Litigation

      The Company is also involved in litigation relating to claims arising out of its operations in the normal course of business, none of which are expected, individually or in the aggregate, to have a material adverse affect on the Company.

14.   Related Party Transactions

      The Company has entered into transactions in the normal of course business with entities which are under common voting control. These transactions, measured at the exchange amount which is the amount of consideration established and agreed to by the related parties are as described below; there can be no guarantee that unrelated parties would agree to the same terms and conditions.

      Income Statement

      Sales

      The Company recorded net sales of $42,314, $44,283 and $23,312 to affiliated companies for the years ended December 31, 2002, 2001 and the seven months ended December 31, 2000, respectively. The net selling price is generally based upon the prices and terms and conditions offered to customers which are unrelated to the Company. The most significant net sales are to General Nutrition Companies, Inc. ("GNC") which accounted for $35,175, $31,073 and $19,098 or approximately 8%, 6% and 5%, respectively, of consolidated net sales for the years ended December 31, 2002, 2001 and the seven months ended December 31, 2000. These sales include product intended for sale by third parties and contract manufacturing.

      Cost of Sales

      Included in cost of sales are purchases from affiliated companies of $185,154, $147,769 and $4,789 for the years ended December 31, 2002,
      2001 and the seven months ended December 31, 2000, respectively.
      The most significant purchases are from Nutraco S.A. which accounted for $152,247, $121,556 and $3,686 or 48%, 31% and 2% of consolidated cost of sales for the years ended December 31, 2002, 2001 and the seven months ended December 31, 2000, respectively. Nutraco S.A. purchases from unrelated suppliers and sells to the Company at a profit.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

14.   Related Party Transactions, continued

      Management Service Fees

      Based upon the terms of a management service agreement effective beginning in 2001 between the Company and Numico, included in selling, general and administrative expenses are management service fees of $2,754 and $1,450 for the years ended December 31, 2002 and 2001, respectively. There were no management service fees included for the seven months ended December 31, 2000. These fees are allocated by the Company's ultimate parent, Numico, based upon estimated costs plus a margin of 5%. The services charged include strategic planning, certain information technology, product and material management, and group business process, human resources, legal, tax, regulatory and management reporting. The Company's share of total service fees charged by Numico is based on its proportion of net sales to other affiliates in the United States which benefit from the services.

      Property Costs

      The Company charged an affiliate, Unicity Network, Inc. ("Unicity"), property costs of $482, $604 and $395 for the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, respectively. These costs are for a portion of utilities, repairs and maintenance, security, property taxes, depreciation and other property costs related to a portion of the Company's property occupied by the affiliate. The income for the costs charged is offset with related property costs in the determination of selling, general and administrative expenses. While the Company believes that Unicity will continue to occupy these facilities and assume these expenses, there can be no assurance of this.

      Transportation Costs

      Subsequent to its acquisition by Numico in June 2000, the Company entered into an arrangement with GNC, for use of the affiliate's transportation fleet to distribute the Company's products to customer selling locations. Included in selling, general and administrative costs are transport costs charged by an affiliate, GNC, of $2,373, $977 and $151 for the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, respectively.

      Research and Development

      Included in selling, general and administrative costs are research and development costs charged by affiliates of $1,505, $1,699 and $964 for the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, respectively. The costs arise as a result of the Company's use of the affiliates' research facilities in areas such as product development and testing.

      For the year ended December 31, 2002, the Company charged an affiliate, GNC, $89 for use of its scientific research group. The income for these costs is deducted from related research costs in the determination of selling, general and administrative costs.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

14.   Related Party Transactions, continued

      Trademarks

      On December 31, 2001, the Company sold its trademarks with carrying value of $201,000 to an affiliated company, Numico
      Financial Services S.A. The sale proceeds were $201,000 in cash.

      On January 1, 2002, the Company entered into a trademark and license service agreement with Numico Financial Services S.A. The term of the agreement is 10 years and unless earlier terminated will automatically renew for successive five-year terms.

      The agreement grants the Company the exclusive, non-transferable right to use the licensed marks in connection with certain licensed activities for a fee of 12.3% of sales, as defined, to third parties and affiliates. The trademark and license service agreement also grants the Company the right to reimbursement from Numico Financial Services S.A. for (i) certain actual marketing and advertising expenses in connection with goods bearing any of the licensed marks, and (ii) a license management fee for actual costs plus 5%, in performance of services set forth in the agreement such as maintaining registration, protection, enforcement and defense of the trademarks.

      The maximum amount for which the Company can claim reimbursement is restricted to 8% of the Company's sales to third parties and affiliates. For the year ended December 31, 2002, net trademark fees of $19,278 are included in cost of sales.

      Insurance

      Included in selling, general and administrative costs are insurance costs of $1,051, $425 and $351 for the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, respectively. These are charged by the Company's ultimate parent, Numico, for insurance premiums incurred related to the Company.

      Employee Costs

      Included in selling, general and administrative costs are employee costs charged by a Dutch affiliate of $383 for the year ended December 31, 2002. These costs relate to a portion of salary, bonus, relocation and other benefits for certain expatriate employees of the Company which are paid by the Dutch affiliate and then charged to the Company.

      International Sales Group

      Selling, general and administrative costs were reduced $450 for the year ended December 31, 2002. There were no deductions for the year ended December 31, 2001 and the seven months ended December 31, 2000. This reduction is for amounts billed to affiliates for use of the Company's international sales group for services such as order fulfillment, support and customer relationship management. Prior to fiscal 2002 the Company sold direct to certain international customers. In April 2002, the Company began to sell to international affiliates which then sold to third party customers. As a result the Company began billing the international affiliates for services rendered.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

14.   Related Party Transactions, continued

      Shared Services

      Cost of sales was reduced by $800 for year ended December 31, 2002 for a share of operational costs billed to an affiliate, GNC. The costs primarily relate to six operational personnel whose services are shared between the Company and GNC.

      Selling general and administrative costs were reduced $787, $1,682 and $1,889 for the years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000, respectively. These reductions are for services provided and billed to an affiliate, Unicity Network, Inc., for a portion of salaries and wages, payroll benefits and taxes and certain other general and administrative costs. The basis for the amounts billed include agreed percentages of departmental budgets, headcount and actual costs incurred.

      Interest Income

      Included in interest income are amounts from an affiliate, Numico Financial Services S.A., of $1,132 for the year ended December 31, 2002. No interest income was included for the year ended December 31, 2001 and the seven months ended December 31, 2000. Numico Financial Services S.A. acts as a clearing/settlement and cash concentration center for affiliates of the Company. The weighted average interest earned on cash amounts held by Numico Financial Services S.A. was 1.78% for fiscal 2002.

      Balance Sheet

      Cash and Cash Equivalents

      Included in cash and cash equivalents are amounts on deposit with Numico Financial Services S.A. of $5,821 and $74,251 at December 31, 2002 and 2001, respectively. Numico Financial Services S.A. acts as a clearing/settlement and cash concentration center for affiliates of the Company. As discussed above, these cash amounts are the unused proceeds from sale of the Company's trademarks to Numico Financial Services S.A. on December 31, 2001. During fiscal 2002 the cash was used for debt principal and interest payments.

      Due from Affiliates

      The Company's collection terms for accounts receivable from affiliates are similar to those for third parties. However, at December 31, 2001 there was a significant receivable for sales to an affiliate, GNC, of $18,054, which had accumulated since August 2001. This receivable was ultimately settled in November 2002 for its full carrying amount. During this same period, the Company had amounts due to GNC, which served to offset the outstanding balance. See accounts payable discussion below.

Rexall Sundown, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2002 and 2001
(Amounts in thousands, except share data)
---------------------------------------------------------------------------

14.   Related Party Transactions, continued

      Included in due from affiliates at December 31, 2001, is a short-term loan receivable of $42,340 from GNC. In December 2001, the Company paid certain GNC liabilities to affiliates for purchases and debt interest and principal. This loan to GNC was non-interest bearing and was extinguished during the period March to December 2002 as the result of GNC making certain payments on the Company's behalf and cash payments for the remaining outstanding balance.

      Due to Affiliates

      Included in due to affiliates at December 31, 2002 and 2001 are $61,724 and $31,234 due to the Company's major supplier Nutraco S.A., and $7,524 and $14,563 due to GNC for supplies and other operating costs.

      Services Provided/Received With no Consideration

      The Company provides free of charge certain management services for the benefit of all U.S. based subsidiaries of the Company's ultimate parent, Numico. The payroll and benefit cost associated with this service was $1,820 in 2002. There were no costs during 2001 or 2000.

      The Company receives certain tax and risk management services free of charge from a U.S. affiliate to which the Company also provides the management services described above free of charge. The Company believes that the effect of the services it provides offset the effect of the services it receives.